SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party Other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

SPEEDFAM-IPEC, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

         No fee required.

         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each series of securities to which transaction applies:

(1)	Aggregate number of securities to which transaction applies:

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(3)	Proposed maximum aggregate value of transaction: $

(4)	Total fee paid: $

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Contacts:	Robin S. Yim	J. Michael Dodson

	Vice President, Treasurer	Chief Financial Officer

	Novellus Systems, Inc.	SpeedFam-IPEC, Inc.

	Phone: 408-943-9700	Phone: 480-705-2119

	Fax: 408-545-3009	Fax: 480-705-2122

	Email: robin.yim@novellus.com	Email: mdodson@sfamipec.com

FOR IMMEDIATE RELEASE

NOVELLUS TO ENTER CHEMICAL MECHANICAL PLANARIZATION MARKET
THROUGH PROPOSED ACQUISITION OF SPEEDFAM-IPEC, INC.

Proposed merger extends Novellus’ leadership in copper damascene processing, addresses key barrier to integration of copper/low-k materials

SAN JOSE, Calif., Aug. 12, 2002—Novellus Systems, Inc. (Nasdaq:NVLS), the productivity and innovation leader in advanced deposition and surface preparation technology for the global semiconductor industry, and SpeedFam-IPEC, Inc. (Nasdaq:SFAM), a global supplier of chemical mechanical planarization (CMP) systems used in the fabrication of advanced copper interconnects, today announced that they have signed a definitive agreement pursuant to which Novellus will acquire all outstanding shares of SpeedFam-IPEC in a stock-for-stock merger and will assume all of SpeedFam-IPEC’s 61/4 percent Convertible Subordinated Notes due 2004, totaling $115 million. Together with the purchase of stock and the assumption of net debt, the transaction is valued at approximately $220 million. The acquisition will provide Novellus with an entrée into the growing market for CMP systems, a critical enabling technology as the industry evolves toward copper damascene manufacturing processes.

SpeedFam-IPEC’s next-generation orbital, hard-platen Momentum™ and Momentum300™ CMP tools offer industry-leading CMP technology for the most advanced copper interconnects. Momentum is well positioned based on its demonstrated capability in advanced copper/low-k CMP, its flexible and wide process window, and its proven cost-of-ownership benefits. SpeedFam-IPEC will become a new product group for Novellus, providing another key building block for addressing the new challenges in the manufacture of advanced devices.

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NOVELLUS TO ENTER CHEMICAL MECHANICAL PLANARIZATION MARKET
THROUGH PROPOSED ACQUISITION OF SPEEDFAM-IPEC, INC............Page 2 OF 5

“The growing complexity of semiconductor manufacturing, provides challenges and opportunities for semiconductor equipment manufacturers to deliver production-worthy systems which enable our customers to build high-performance interconnects,” said Richard S. Hill, chairman and chief executive officer of Novellus. “We view CMP as a key manufacturing technology which will have a significant impact on the yield and performance of the interconnect structure. We believe that the opportunity to interactively optimize the planarization, deposition, and surface preparation for overall performance will give Novellus a major advantage in extending copper/low-k processes to advanced devices. Additionally, we believe our financial strength and market leadership should benefit SpeedFam-IPEC’s customers and shareholders.”

As a member of the Damascus Alliance, SpeedFam-IPEC has been working closely with Novellus on technical issues related to copper damascene integration. “We now have a great opportunity to bring our Momentum 200- and 300-mm products to the market with Novellus’ financial and technical horsepower behind us,” said Richard Faubert, president and chief executive officer of SpeedFam-IPEC. “In addition, having access to Novellus’ global network of sales and service personnel and the strength of Novellus’ customer relationships will allow us to improve our position in the market, realize greater economies of scale and achieve significant cost savings.”

Terms of the Agreement

Under the terms of the agreement, Novellus will acquire SpeedFam-IPEC in a stock-for-stock merger. Each share of SpeedFam-IPEC common stock outstanding as of the closing date will be converted into 0.1818 share of Novellus common stock on a fixed-exchange ratio basis. In addition, Novellus will assume all $115 million of SpeedFam-IPEC’s convertible debentures. The merger will be accounted for as a purchase transaction and is intended to qualify as a tax-free reorganization under IRS regulations.

The transaction has been approved by the board of directors of both companies and is expected to formally close in the fourth calendar quarter of 2002 following SpeedFam-IPEC shareholder approval. Novellus shareholder approval is not required. The transaction is expected to be accretive to Novellus’ earnings on a per-share basis by the third calendar quarter of 2003.

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NOVELLUS TO ENTER CHEMICAL MECHANICAL PLANARIZATION MARKET
THROUGH PROPOSED ACQUISITION OF SPEEDFAM-IPEC, INC............Page 3 OF 5

Conference Call

Novellus and SpeedFam-IPEC will hold a combined conference call and webcast on August 12, 2002, at 9:00 a.m. EDT/6:00 a.m. PDT to discuss the proposed transaction. The webcast of the conference call may be accessed from Novellus’ home page at www.novellus.com

About SpeedFam-IPEC, Inc.

SpeedFam-IPEC, Inc. is a pioneer and innovator in the manufacturing of chemical mechanical planarization (CMP) systems used in the fabrication of advanced semiconductor devices. With more than 1,300 CMP systems installed worldwide, SpeedFam-IPEC enables the development of next-generation integrated circuit technology through its leading-edge polishing systems. SpeedFam-IPEC also markets and distributes parts used in CMP and precision surface processing. With headquarters in Chandler, Ariz., and offices throughout the world, SpeedFam-IPEC is publicly traded on Nasdaq under the symbol SFAM. Additional information about SpeedFam-IPEC is available on SpeedFam-IPEC’s website, located at www.sfamipec.com

About Novellus Systems

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition and surface preparation equipment for today’s advanced integrated circuits. Novellus’ products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States as well as in the United Kingdom, France, Germany, The Netherlands, Ireland, Israel, Italy, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, Novellus is a publicly traded company on the Nasdaq stock exchange (Nasdaq:NVLS) and a component of the Nasdaq-100 Index®. Additional information about Novellus is available on Novellus’ home page at www.novellus.com

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NOVELLUS TO ENTER CHEMICAL MECHANICAL PLANARIZATION MARKET
THROUGH PROPOSED ACQUISITION OF SPEEDFAM-IPEC, INC...........Page 4 OF 5

Novellus Systems, Inc. Safe Harbor Statement

The statements regarding (i) the transaction providing Novellus with an entrée into the CMP market, (ii) Novellus’ expectation of achieving a leading position in the CMP market, (iii) the transaction providing a key building block for the manufacture of advanced devices; (iv) CMP having a significant effect on yield (v) the extension of copper/low-k processes to advanced devices; (vi) the expected closing date of the transaction and (vii) the earnings per share effect of the transaction, as well as other matters discussed in this press release that are not purely historical data, are forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties including, but not limited to, the inability to successfully integrate and expand SpeedFam-IPEC’s CMP system market potential, the expected yield and other advantage of CMP to copper/low-k processes not being realized by customers, unexpected delays in achieving required shareholder approval, and the companies’ results not meeting earnings projections resulting from the proposed merger, as well as other risks indicated in Novellus’ filings with the Securities and Exchange Commission (SEC). Actual results could differ materially from those set forth in the forward-looking statements. Novellus assumes no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ from those anticipated in our forward-looking statements, and risks to Novellus’ business in general, please refer to Novellus’ SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Report on Form 10-Q for the quarter ended March 30, 2002.

SpeedFam-IPEC, Inc. Safe Harbor Statement

The statements regarding (i) SpeedFam’s expected improved position in the CMP market as a result of the proposed merger and (ii) the expected closing date of the transaction, as well as other matters in this press release that are not purely historical data, are forward-looking statements. The forward-looking statements in this press release involve risks and uncertainties including, but not limited to, Novellus’ market position not providing the expected market improvement for the CMP systems, the unexpected delays in calling or conducting our special meeting of shareholders, as well as other risks indicated in SpeedFam-IPEC’s filings with the Securities and Exchange Commission (SEC). Actual results could differ materially from those set forth in the forward-looking statements. SpeedFam-IPEC assumes no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ from those anticipated in our forward-looking statements, and risks to SpeedFam-IPEC, Inc.’s business in general, please refer to SpeedFam-IPEC, Inc.’s SEC filings, including its most recent Annual Report on Form 10-K for the fiscal year ended June 2, 2001 and its Quarterly Reports on Form 10-Q for the quarterly periods ended September 1, 2001, December 1, 2001, and March 2, 2002.

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NOVELLUS TO ENTER CHEMICAL MECHANICAL PLANARIZATION MARKET
THROUGH PROPOSED ACQUISITION OF SPEEDFAM-IPEC, INC...........Page 5 OF 5

Additional information and where to find it

Contemporaneously with this filing, pursuant to SEC Rule 14a-12 (and SEC Rule 425), SpeedFam-IPEC is filing a Current Report on Form 8-K containing information concerning the expected participants in SpeedFam-IPEC’s solicitation of proxies in connection with the proposed merger of SpeedFam-IPEC with a subsidiary of Novellus (the “Merger”) (the “SpeedFam-IPEC Form 8-K”), which is incorporated herein by reference. Investors are urged to read the SpeedFam-IPEC Form 8-K carefully. In addition, it is expected that Novellus will file a Registration Statement on Form S-4 with the SEC in conjunction with the Merger (the “Registration Statement”). The Registration Statement will include a proxy statement of SpeedFam-IPEC with respect to its shareholders’ vote on the proposed Merger and a prospectus of Novellus with respect to the Novellus shares to be issued to SpeedFam-IPEC’s shareholders in the proposed merger (the “Proxy Statement/Prospectus”). SpeedFam-IPEC, Inc. plans to mail the Proxy Statement/Prospectus to its shareholders. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about SpeedFam-IPEC, Novellus, the Merger, the persons soliciting proxies relating to the merger, their interests in the merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from (i) SpeedFam-IPEC by directing a request by mail or telephone to SpeedFam-IPEC, Inc., 305 North 54th Street, Chandler, Ariz. 85226, attention: J. Michael Dodson; telephone (480) 705-2100, and (ii) Novellus by directing a request by mail or telephone to Novellus Systems, Inc., 4000 North First St., San Jose, Calif. 95134, attention: Kevin Royal, telephone (408) 943-9700. In addition to the Registration Statement and the Proxy Statement/Prospectus, SpeedFam-IPEC and Novellus file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information filed by SpeedFam-IPEC or Novellus at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, N.Y., and Chicago, Ill. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SpeedFam-IPEC’s and Novellus’ filings with the SEC are also available to the public from commercial document-retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov

Participants in Solicitation

SpeedFam-IPEC, its directors, executive officers and certain other members of management and employees may be soliciting proxies from SpeedFam-IPEC shareholders in favor of the adoption and approval of the Merger Agreement and approval of the Merger and related matters. Information concerning the participants in the solicitation will be set forth in a Current Report on Form 8-K expected to be filed by SpeedFam-IPEC and will also be set forth in the Registration Statement, and the Proxy Statement/Prospectus under the heading “Interests of Certain Persons in the Merger.”

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Momentum and Momentum300 are trademarks of SpeedFam-IPEC, Inc.